Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Endo International PLC of our report dated April 2, 2015, relating to the financial statements of Auxilium Pharmaceutical Inc., which appears in Endo International PLC’s Current Report on Form 8-K dated June 2, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 2, 2015